UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2006
AETHER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)
(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 21, 2006, Aether Holdings, Inc., a Delaware corporation (the “Company”), NexCen Franchise Brands, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“NexCen Brands”), and NexCen Franchise Management, Inc., a Delaware corporation and wholly owned subsidiary of NexCen Brands (“NexCen Management,” and together with NexCen Brands, the “Purchasers”), entered into an Equity Interest and Purchase Agreement (the “Purchase Agreement”) with Athlete’s Foot Marketing Associates, LLC (“Seller”), Athlete’s Foot Brands, LLC (“Brands”), The Athlete’s Foot Marketing Support Fund, LLC (“Support Fund,” and together with Brands, the “AFB Companies”), Robert J. Corliss (“Corliss”), Donald Camacho (“Camacho”), Timothy Brannon (“Brannon”) and Martin Amschler (“Amschler,” and together with Corliss, Camacho and Brannon, the “Shareholders”). A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Form 8-K.
The Purchase Agreement provides for the following transactions, on and subject to the terms and conditions of the Purchase Agreement:
•	NexCen Brands will acquire all of the outstanding equity interests of the AFB Companies; and
•	NexCen Management will acquire all of Seller’s right, title and interest in and to certain assets of the Seller.
We refer to these transactions collectively as the “Acquisition,” which we expect to close before the end of this year. We refer to the closing of the transactions contemplated by the Purchase Agreement as the “Closing,” and the date upon which the Closing occurs as the “Closing Date.”
In consideration of the Acquisition, the Purchasers will pay the Seller at Closing initial consideration of $51.5 million. This initial consideration will include $9.5 million of common stock of the Company (valued at the average closing price of the common stock for the five trading days prior to the Closing Date) with the balance payable in cash (less assumed indebtedness, if any, of the AFB Companies). Aether expects to finance a portion of the initial cash consideration with third-party indebtedness.
The common stock issued to the Seller will not be registered under the Securities Act of 1933, as amended. The Company has agreed to file a registration statement within 180 days of the Closing to register these shares for resale. The Company also has agreed that if the closing sale price of its common stock on the date of effectiveness of this registration statement is less than the closing sale price of its common stock at Closing (valued at the average closing price of the common stock for the five trading days prior to the Closing Date), the Seller will receive additional consideration equal to the difference in the value of the common stock between Closing and effectiveness of the registration statement. If any additional consideration is required to be paid, it will be in the additional shares of the Company’s common stock and in cash.

The Purchase Agreement also provides for an earn-out arrangement that will entitle the Seller to receive up to an additional $8.5 million of consideration, payable in early 2007, if the financial results of the AFB Companies for the year ended December 31, 2006 equal or exceed targets specified in the Purchase Agreement. Amounts payable under the earn-out (if any) will be paid in the same proportion of Company common stock and cash as the initial consideration — approximately 18.5% in Company common stock and the balance in cash.
The Purchase Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties of the Seller will survive the Closing for one year. Specified fundamental representations, such as ownership of the shares of the AFB Companies and authority for the Acquisition, will survive until the expiration of the applicable statutes of limitations. The indemnification obligations of the Seller generally are capped at the amount of the agreed escrow (discussed below), subject to a $150,000 threshold. Breaches of fundamental representations are capped at the purchase price. The Seller is required to escrow ten percent (10%) of the total consideration paid (including any earn-out consideration), to consist entirely of shares of Aether common stock, to secure payment of any indemnified losses.
The Closing of the Acquisition is subject to customary conditions, including, without limitation, (1) the effectiveness of employment agreements with the Shareholders, (2) the execution of a registration rights agreement covering the shares of Company common stock to be issued to the Seller, (3) the execution of a voting agreement that will give a proxy over those shares to a designee of the Company, (4) our satisfaction with remaining due diligence and (5) other customary conditions, including truthfulness of the representations and warranties and satisfaction of pre-Closing covenants. In addition, the Purchasers’ obligation to complete the Acquisition is subject to the receipt of the approval of the Company’s stockholders to sell its remaining mortgage-backed (“MBS”) investments for the purposes of exiting the MBS business and reallocating those assets to support the growth and development of Aether’s intellectual property (“IP”) business, although the Purchasers, in their sole discretion, may decide to waive this condition. The Purchase Agreement also includes customary termination provisions, including the right of the Seller or the Purchasers to terminate the Purchase Agreement if the Closing has not occurred by October 31, 2006.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 2.1 to this Report.
The Purchase Agreement contains representations and warranties that the Seller, the AFB Companies, the Shareholders, the Company and the Purchasers made and will make to each other as of specific dates. The assertions embodied in those representations and warranties were made and will be made solely for purposes of the contract among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 1.02 Termination of a Material Definitive Agreement
On August 21, 2006, Aether notified FBR Investment Management, Inc. (“FBR”), that it was terminating that certain Investment Management Agreement, dated June 8, 2004, by and between FBR and Aether (“Investment Agreement”). In accordance with the terms of the Investment Agreement, the termination will become effective on the 90th day following FBR’s receipt of Aether’s notice of termination. The Investment Agreement was filed as Exhibit 10.1 to Form 8-K filed June 10, 2004. This notice of termination was given in connection with the Company’s decision to exit its mortgage-backed securities business, as described in Item 8.01 of this Report.
Item 8.01 Other Events
Exit from Mortgage-Backed Securities Business
At the same time as it approved the Acquisition, the Company’s Board of Directors (the “Board”), taking into account a range of business, strategic and financial considerations, decided that it was in the best interests of the Company and its stockholders for the Company to sell its remaining MBS investments for the purposes of exiting the MBS business and allocating those assets to support the growth and development of Aether’s IP business. The decision to exit the MBS business and focus on the IP business is not conditioned upon the completion of the Acquisition and, in light of the Company’s intention to finance a portion of the Acquisition purchase price with third-party debt, the Company expects to complete the Acquisition without needing to liquidate any of its MBS investments.
Because the reallocation of the Company’s MBS resources to the IP business may be considered a “sale of all or substantially all” of the Company’s assets under Section 271 of the Delaware General Corporation Law, the Company will seek stockholder approval at its 2006 annual meeting to effect this reallocation of its assets. The Company expects to file a proxy statement for the annual meeting with the Securities and Exchange Commission within the next two weeks and anticipates that the annual meeting will be held early in the fourth quarter.
Press Release
On August 21, 2006, the Company issued a press release announcing the execution of the Purchase Agreement and the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
2.1 Equity Interest and Asset Purchase Agreement, dated August 21, 2006, by and among, Aether Holdings, Inc., NexCen Franchise Brands, Inc., NexCen Franchise Management, Inc., Athlete’s Foot Marketing Associates, LLC, Athlete’s Foot Brands, LLC, Robert J. Corliss, Donald Camacho, Timothy Brannon and Martin Amschler.
99.1	Press Release of Aether Holdings, Inc. and The Athlete’s Foot, dated August 21, 2006.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 22, 2006.

AETHER HOLDINGS, INC.
/s/ David C. Reymann
By: David C. Reymann
Its: Chief Financial Officer